ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-204908

Dated September 1, 2015

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-204908

Dated September 1, 2015

Do you want your real estate strategy to work a little harder?

Our new ETRACS equity REIT ETN can do the heavy lifting.

Broad US commercial, retail and residential exposure.

2x leveraged for double the income* potential.

ETRACS Monthly Pay 2xLeveraged MSCI US REIT Index ETN

Ticker: LRET

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the prospectus supplement, or applicable product supplement and pricing supplement, by calling toll-free (+1-877-387 2275).